Jan 11, 2011 / 03:00PM GMT, VOXX - Q3 2011 Audiovox Corporation Earnings Conference Call

CORPORATE PARTICIPANTS

 Glenn Wiener
 GW Communications - IR

 Michael Stoehr
 Audiovox Corporation - SVP, CFO

 Pat Lavelle
 Audiovox Corporation - President, CEO

CONFERENCE CALL PARTICIPANTS

 Jim Barrett
 CL King & Associates - Analyst

 Anthony Chiarenza
 Key Equity Investors - Analyst

 Peter Mondejar
 Tradelink Securities - Analyst

 Gray North
 GS North Company - Analyst

 Mike Neary
 Neary Asset Management - Analyst

 PRESENTATION

Operator

 Good good day, ladies and gentlemen, and welcome to the third quarter 2011 Audiovox Corporation earnings conference call. My name is Francine and I am your Operator for today. At this time, all participants are in listen-only mode. Later, we will conduct a question-and-answer session. (Operator Instructions)

I would now like to turn the presentation over to your host for today's call, Mr. Glenn Wiener. Sir, you may proceed.

 Glenn Wiener - GW Communications - IR

 Thank you and welcome to Audiovox's fiscal 2011 third quarter results conference call. As you know, today's call is being webcast on our site, www.audiovox.com and can be accessed in the Investor Relations section. With us this morning are Pat Lavelle, President and CEO, and Michael Stoehr, Senior Vice President and Chief Financial Officer, and John Shalam, Chairman of the Board.

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Final Transcript
Jan 11, 2011 / 03:00PM GMT, VOXX - Q3 2011 Audiovox Corporation Earnings Conference Call

Before we begin, I'd quickly like to remind everyone that except for historical information contained herein, statements made on today's call and webcast that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made are based on currently available information and the Company assumes no responsibility to update any such forward-looking statements. Risk factors associated with our business are detailed in the Company's form 10-K for the fiscal year ended February 28, 2010. Thank you for joining us this morning. And I'd now like to turn the call over to Patrick Lavelle. Pat?

 Pat Lavelle - Audiovox Corporation - President, CEO

 Thanks, Glenn. Good morning, everyone. I'd like to start by wishing everyone a happy and healthy new year and the best in 2011. Yesterday, we released our results for the fiscal third quarter posting a sales increase of $7.5 million, or 4.8%, along with 180 basis point improvement in our gross profit margins. We also posted a $2.3 million increase in operating income and earnings per share of $0.17.

To summarize our performance before I go into details, the US economy still remains in flux and it's hampered our sales, primarily at retail. Our Mobile business continues to increase with the uptick in car sales and our international business continues to grow as well. I firmly believe the US economy will rebound. It's just a matter of time and when it does, we expect the Company to deliver both top and bottom line growth, due to our strong product portfolio, new innovations, our retail presence, our aftermarket network and nationwide distribution.

As I said, our third quarter sales were up and for the year up $22 million, or 5.6%. International sales were up and our domestic sales were aided by INVISION, though there were many other Mobile categories that experienced sales growth. All of our Security groups delivered strong sales and our total OEM business, without contribution from acquisitions, was up 26%. With INVISION, our OEM business for the quarter almost tripled. Our rear seat entertainment system, remote start, and collision avoidance systems and several of our multi-media products are in high demand, both in the aftermarket and at the OE level, which bodes well for our future business with expected increase in car sales projected for next year. Early indications are for as many as 14 million cars and trucks next year.

The Mobile group did experience some slow sales at retail in several of our categories, and of course, we did not anniversary $4.7 million in sales from FLO TV. Overall our Mobile business is much stronger today than at this time last year and there is no doubt that it will be a significant part of our top line growth moving forward. I will remind everyone, however, that our fourth quarter is typically the lowest period for car sales nationally.

Our Consumer Electronics and Accessory business is where we continue to feel weakness most. Holiday sales for December did not reach expectations and industry-wide CE sales in particular were down 5%. Excluding smartphones and tablets, the decline was a lot steeper. The weakness in industry video sales also has a direct impact on our Accessory products, particularly antennas, audio/video cables and remote controls. However it is important to note that our margins were significantly higher in this fiscal year's 3Q than in last.

We believe going into the holiday season we did not believe it was going to be a robust year, and we chose not to participate in Black Friday promotions. We remained focused on managing our inventory position and limited potential exposures to write-off or mark-downs.

Final Transcript
Jan 11, 2011 / 03:00PM GMT, VOXX - Q3 2011 Audiovox Corporation Earnings Conference Call

Our international sales grew 3.6% and our margins were up over 100 basis points. Excluding the impact from our SCHWAIGER acquisition, sales were still up. In-car posted nice top line improvements due to the start of OE programs for the BMW X3 and the Porsche Cayenne. I noted last quarter that in-car was also awarded a program with Bentley which now will be rolling out in September of 2011. For the fiscal nine-month period, our international business is up close to 22%, even with the problems in Venezuela that we had talked about last quarter. Mike will address the steps that we are taking to protect our Venezuelan assets.

In 3Q, perhaps the most encouraging sign was that our gross profit margins were up across the board, in Consumer, Mobile and Accessories, and up domestically and internationally as well. While we have historically guided in the 18% to 19% range, with the success we've had over the past several quarters, we now believe this is more in the range of 19% to 20% with potential upside depending on the product mix.

Michael will cover overhead, though I will make one comment. We continue to monitor expenses on a daily basis and are always looking to reduce costs throughout the organization. With that said, we believe our expenses are in line with anticipated sales.

Last week, at the Consumer Electronics Show, we launched a host of new products and I'd like to cover some of them. We introduced CarLink, a smartphone app that controls your vehicle security and remote start system from virtually anywhere using your smartphone, whether starting your car, unlocking your doors or trunk, or finding your car in a garage or larger lot with an imbedded locator. The CarLink app can be downloaded on any iPhone, Android or blackberry device and has unlimited range. This is now available at retail online and through dealers.

We launched a new Lane-Departure system, developed for the automotive aftermarket. Driver distraction continues to be a concern of the DOT in every state, with cell phones, PDA's, smartphones and of course the kids taking our attention away from driving. Our Lane-Departure product serves as a warning system to the driver when they cross over lane makers without engaging their signal or when they are rapidly overtaking another vehicle in front of them. Initial reception to this product was very favorable.

Under Advent, we launched an active rear view camera system in the collision avoidance category, which was a Best of CEA Innovation Award winner. It is the industry's first multi-view reverse camera system that can distinguish pedestrian or fixed objects behind the car, providing multiple viewpoints and audio alerts to the driver.

We significantly expanded our aftermarket OE style Sound Solution line with nine new models, and are currently supplying radios for the Toyota vehicles, Hyundai, GM and VW and we expect to add more models throughout the year. And we introduced the industry's first automotive Blu-ray disk player which was also a 2011 CEA Innovation honoree. This unit plays a Blu-ray disk, as well as traditional DVDs, CDs and audio discs in the car. Also in the video category, we revamped our complete line of portable DVD players to include Blu-ray and later this year will be introducing products that will include the new mobile DTV technology.

In Accessories, I'd like to provide updates on AirPower, as I know that has been a topic of conversation for many. We will not be launching an AirPower retail device since we believe the opportunity for this technology is more relevant for the OE telecom market. We have been in discussions with a number of parties over the past several months, including certain smartphone manufacturers and network operators. Moving forward, we'll be focusing on working with them to further prove the technology and develop the best long-term strategy for our Company.

Final Transcript
Jan 11, 2011 / 03:00PM GMT, VOXX - Q3 2011 Audiovox Corporation Earnings Conference Call

We introduced the RCA Symphonix and the Acoustic Research Personal Sound Amplifier, designed for consumers with mild to moderate hearing loss. We developed these products based on very compelling demographics, as there are 33 million Americans alone who experience impaired hearing today, a figure which is expected to grow exponentially due to the large baby boom generation. 75% of people who need hearing assistance do not get it, largely due to the high cost associated with Class II medical hearing devices. We believe this is a market that holds great potential for us and is in the early stages of adoption.

The RCA Charger Program showcased five new stylish models of USB charging products that work with all USB compatible devices, including the iPhone, iPod, iTouch, blackberry and many of the new Android-based products on the market. Popularity and sales of smartphones and Tablets are increasing by the day, and consumers are looking for new options to keep their devices fully charged.

We introduced a complete line of docking stations from Acoustic Research, again for all Apple-related products, and a model for Android-based ones as well. These are some of the fastest selling consumer electronic devices and we created products that are intuitively designed and allow consumers to enjoy premium sound quality with convenient charging capabilities.

And lastly, we displayed our complete line of remote controls from our RCA models to the recently-introduced new One For All Units, and now our Zentral remote control which will be available later this month at retail. We believe the product introductions from our Consumer and Mobile groups, coupled with an improving economy, will enable us to drive top and bottom line growth in the year ahead.

In closing, I'd like to address the press release we issued last Thursday regarding our non-binding term sheet to purchase Klipsch Group Inc. and its worldwide subsidiaries. I cannot disclose any further information at this time beyond what is in our press release and in the 10-Q. However, should we complete our negotiations and sign a definitive agreement, we will be able to provide additional details at that time. Thank you for your support and I truly look forward to a great year. Now I'll turn the call over to Michael, and when he's through, we will open it up for questions. Michael?

 Michael Stoehr - Audiovox Corporation - SVP, CFO

 Thanks, Pat. Good morning, everyone. Net sales for fiscal 2011 third quarter were $163.2 million, an increase of $7.5 million, or 4.8%, over $155.7 million reported in fiscal 2010 third quarter. Electronic sales were $122.7 million, up 11.8%, and Accessory sales were $40.5 million, a decline of 11.9%. For the nine-month period, net sales were up 5.6%, or $22.4 million. Electronics sales were up $312 million, compared to $267 million, an increase of $44.6 million, or 16.7%. Accessory sales were $110 million versus $132 million, or a decrease of $22 million, or 16.8%. In Electronics, which includes both Mobile and Consumer products, we saw increases in our Mobile business as a result of increased sales in both aftermarket security and OEM categories.

We experienced increases due to our acquisition of INVISION as well as the new security distribution agreement signed with Omega last year. Our OEM sales increased as a result of increased car manufacturing and related sales as well as new OEM programs entered into this year. Offsetting the gains in Mobile, lower sales of Consumer products as well as declines in our video, audio and satellite radio product groups. For the quarter, INVISION sales were $13 million of the electronic sales.

Final Transcript
Jan 11, 2011 / 03:00PM GMT, VOXX - Q3 2011 Audiovox Corporation Earnings Conference Call

The nine-month period, our domestic Consumer sales declined by approximately 13.9%, and our Mobile sales were up 23.2%. OEM sales increased by $46 million, and excluding the impact of INVISION, our core OEM sales were up over $11 million. This fiscal year results did not include sales of FLO TV products which was reported in last year's nine months to date of approximately $4.7 million.

As a percentage of sales, Electronics represented 75.2% and 70.5% for the three-month and nine-month periods fiscal 2011, 2010. On a nine-month period 2011 and 2010, it was 73.9%, versus 66.9%.

Accessory sales were off of both periods down 11.9% and 16.8% respectively. This group was impacted by slower retail sales domestically partially offset by our acquisition in SCHWAIGER. Additionally, digital antenna sales declined $3.9 million for the nine-month period versus last year's nine-month results as sales of these products during the last year were higher as a result of the transition from analog to digital TV.

Overall, international sales increased approximately 22% due to our acquisition of SCHWAIGER and increases in our foreign OEM programs. These increases were partially offset by lower sales in Venezuela, which continues to experience economic difficulties. Sales of Audiovox Germany and in Mexico were up for the comparable three and nine-month periods.

Our gross margins improved 180 basis points to 21.2% from 19.4% for the comparable third quarters. The nine-month period, gross margins were 21.1% versus 19.2%, an increase of 190 basis points. Impacting these increases were higher margins on the Company's product lines across the board in Mobile, Consumer and Accessories. Further, a shift in our product mix towards more Mobile and OE-related programs have also aided margins as well as improvements in our freight and warehousing cost. As Pat noted earlier, with a shift in our business, we expect gross margins to be more in line with the 19% to 20% on a go forward basis with the possible upside depending on the product mix and programs underway.

Our operating expenses for the comparable three-month periods were $29.2 million versus $27.1 million, an increase of $2.1 million or 7.7%. For the nine-month periods, operating expenses were $85 million versus $72.6 million, an increase of $12.5 million or 17.1%. The increase in total operating expenses was primarily due to our SCHWAIGER and INVISION acquisitions, which accounted for approximately $2.6 million and $10.1 million for the three and nine-months periods of fiscal 2011. Prior overhead expenses related to these acquisitions, our core overhead declined by $500,000 for the quarter, primarily as a result of the decline in our G&A lines. Excuse me.

For the year-to-date, after adjusting for our acquisition, our expenses increased by $2.4 million, primarily due to charges from employee stock option costs of approximately $428,000, professional fees and bad debt expenses of $1.484 million and severance charges associated with the consolidation of our German operations of $282,000. As a percentage of net sales, operating expenses were 17.9% and 20.1% for the three and nine-months ended November 30, 2010 as compared to 17.4% and 18.1% for similar periods in 2009.

Interest and bank charges represent expenses of bank obligations of Audiovox Corporation and Audiovox Germany and interest of capital lease. The net impact during the third quarter was an expense of $471,000 compared to $394,000 for the nine-month period, an expense of $1.4 million versus an expense of $1.1 million. Equity income and our equity investees increased due to higher equity income of ASA for both the quarter and nine-month period.

Final Transcript
Jan 11, 2011 / 03:00PM GMT, VOXX - Q3 2011 Audiovox Corporation Earnings Conference Call

The Company's share of income for ASA for the third quarter was $600,000 versus $452,000 last year, and for the nine-month period fiscal 2011 compared to fiscal 2010, $2.3 million versus $1.2 million. The improvement in income was a result of an improved market for ASA's products. Other income declined by $84,000 for the quarter as a result of foreign exchange charges and account fees related to investments and additional credit card service charges. Year-to-date, other income increased as a result of foreign exchange gains from our European operation and investment income.

For fiscal 2011 third quarter, operating income was $5.4 million compared to $3.1 million from the comparable quarter last year. Net income was $3.9 million, earnings per share of $0.17, compared to net income of $12.6 million or $0.55 in the third quarter of last year. Please note the Company recorded an income tax expense of $2 million in fiscal 2011 third quarter compared to an income tax benefit of approximately $9 million third quarter 2010 as a result of a $10.2 million tax refund. For the comparable nine-months period ended November 30, 2010 and 2009 respectively, operating income was $4.1 million versus $4.2 million. And net income was $5.6 million, or $0.24 a share, versus $15.9 million, or $0.69 per share. Again, note for the nine-month period in fiscal 2011, we recorded an income tax expense of $1.8 million versus an income tax benefit of $10.3 million for fiscal 2010.

And now a review of our balance sheet. Operating activities used $5 million for the nine months ended November 30, 2010, principally due to increased inventory partially offset by increases in accounts payable and accrued expenses and decreases in vendor receivables. The Company experienced increased accounts receivable turns of 4.4 compared to 3.8, and inventory turns declined to 3.2 compared to 3.5, as inventory increased due to increased purchases in INVISION and seasonal purchase for the third quarter. All figures are for a nine month comparison.

As of November 30, 2010, we had working capital of $252.4 million, which includes cash and short-term investments of $62.4 million, compared with working capital of $239.8 million and cash and short-term investments of $69.5 million on February 28, 2010. The decrease in cash is primarily due to an increase in inventory and the repayment of the Suntrust loan related to the INVISION transaction partially offset by accounts payable and accrued expense increases.

Two items to summarize before moving on to question-- Q&A. Venezuela. Last quarter, we discussed the situation in Venezuela and how we are paying down our interCompany payable and eliminating our interCompany financing. The majority of the assets in Venezuela today are primarily cash related and we have a credit line involved of ours to fund short-term working capital needs secured by stand by letter of credit in the United States which expires in June of this year. Current sales prices to our customers in Venezuela are based on current exchange rates with customers being responsible for any change in the exchange rate. Our sales continue to be impacted by the economic and political climate. So overall Venezuela makes up less than 1.5% of the sales for the Company.

As reported in the 10-Q, subsequent events in January, we announced we signed a non-binding term sheet to purchase Klipsch Group Inc. and it's worldwide subsidiaries, subject to a number of contingencies including satisfactory completion of due diligence, negotiation and signing of definitive agreements and requisite approvals. If this potential acquisition proceeds, we expect to finance the purchase price through a combination of cash and the new credit facility. We obtained a committment level from Wells Fargo finance to syndicate a credit facility to the Company in the amount of $175 million.

Final Transcript
Jan 11, 2011 / 03:00PM GMT, VOXX - Q3 2011 Audiovox Corporation Earnings Conference Call

The proceeds of this facility will be used for a portion of the purchase price and future working capital needs of the combined Companies. The commitment is subject to a number of customary and other conditions, and is anticipated that the credit facility would be secured by substantially all of the assets of the Company and Klipsch, and that availability would be based on negotiated levels of eligible accounts receivable and inventory of both Companies. We do not expect to enter into a credit facility of the proposed transaction not consummated. As for other deal terms, we are not at liberty to discuss them further at this time. Thank you and back to Pat.

 Pat Lavelle - Audiovox Corporation - President, CEO

 Okay. Thank you, Mike. And now, we'll open it up for some questions.
 QUESTION AND ANSWER

Operator

 (Operator Instructions) Our first question comes from the line of Jim Barrett from CL King.

 Jim Barrett - CL King & Associates - Analyst

 Mike, I had a question for you specifically.

 Michael Stoehr - Audiovox Corporation - SVP, CFO

 Good morning, Jim.

 Jim Barrett - CL King & Associates - Analyst

 Given the EBITDA of Audiovox today and the projected EBITDA of Klipsch, what comfort level do you have, or what level of comfort do you have in terms of how much leverage you think would be prudent to add to the balance sheet? In other words, would you be willing to go three times leverage, four times, five times? How should we look at that?

 Michael Stoehr - Audiovox Corporation - SVP, CFO

 Jim, as both Pat and I stated, that at this point in time, we're just not prepared to discuss the terms of the deal or anything related to it.

Final Transcript
Jan 11, 2011 / 03:00PM GMT, VOXX - Q3 2011 Audiovox Corporation Earnings Conference Call

 Jim Barrett - CL King & Associates - Analyst

 Well, I -- okay. The -- can you answer more generically even if the deal had not been announced, how you would look at leverage in terms of what is a reasonable amount of leverage versus excessive leverage?

 Michael Stoehr - Audiovox Corporation - SVP, CFO

 I think if you looked at Audiovox Corporation, and I guess if you look at what's acceptable out there, really you're talking what two-and-a-half, three times leverage that would occur on a Company cash flow.

 Jim Barrett - CL King & Associates - Analyst

 I see. Okay. Okay, well that's helpful. Thank you very much.

 Michael Stoehr - Audiovox Corporation - SVP, CFO

 Okay.

Operator

 Our next question comes from the line of Anthony Chiarenza from Key Equity Investors.

 Anthony Chiarenza - Key Equity Investors - Analyst

 Good morning, gentlemen.

 Pat Lavelle - Audiovox Corporation - President, CEO

 Good morning.

 Anthony Chiarenza - Key Equity Investors - Analyst

 I understand you don't want to discuss the financial terms of the Klipsch deal, but can you discuss strategically why this might be a good fit for the Company and makes sense going forward?

Final Transcript
Jan 11, 2011 / 03:00PM GMT, VOXX - Q3 2011 Audiovox Corporation Earnings Conference Call

 Pat Lavelle - Audiovox Corporation - President, CEO

 Strategically the -- we have in the past indicated that we were looking to expand distribution into the CD channel, into some commercial channels, and this would allow us to do some of the plans that we had laid out previously. We also believe that they will add good value to Audiovox.

 Anthony Chiarenza - Key Equity Investors - Analyst

 And do you anticipate it being accretive acquisition?

 Pat Lavelle - Audiovox Corporation - President, CEO

 At this point, we really can't get into any of those details. When we sign the definitive agreement, we will be able to go in and explain what we're thinking.

 Anthony Chiarenza - Key Equity Investors - Analyst

 Okay. On the other two acquisitions you did over the past year, INVISION and SCHWAIGER, can you give us an evaluation of how they've done and whether they're performing to your expectations, and are they profitable, accretive?

 Pat Lavelle - Audiovox Corporation - President, CEO

 Yes, both are profitable, both are accretive, both are doing -- actually both are living up to expectations, and the INVISION Group is exceeding the expectations. As we're seeing the pickup in car sales, their top line revenue, which results in a stronger bottom line, is greater than what we anticipated going into the year.

 Anthony Chiarenza - Key Equity Investors - Analyst

 At this point, are they fully integrated or is there still more to be done?

 Pat Lavelle - Audiovox Corporation - President, CEO

 No, at this point, fully integrated into Audiovox and Audiovox Germany.

Final Transcript
Jan 11, 2011 / 03:00PM GMT, VOXX - Q3 2011 Audiovox Corporation Earnings Conference Call

 Anthony Chiarenza - Key Equity Investors - Analyst

 Great. Thank you very much.

 Pat Lavelle - Audiovox Corporation - President, CEO

 Thank you.

Operator

 (Operator Instructions) Our next question comes from the line of [Peter Mondejar] from Tradelink Securities.

 Peter Mondejar - Tradelink Securities - Analyst

 Hi, good morning, guys.

 Pat Lavelle - Audiovox Corporation - President, CEO

 Good morning, Peter.

 Michael Stoehr - Audiovox Corporation - SVP, CFO

 Good morning.

 Peter Mondejar - Tradelink Securities - Analyst

 Hi. Your inventories have been up for four quarters. I was wondering if you guys are concerned about that at all, if you have like a target inventory going forward or anything like that?

 Michael Stoehr - Audiovox Corporation - SVP, CFO

 Our inventory has a seasonal nature to it, you're seeing the highest right now in the third quarter. It will fall back again in -- February 28. And we're looking at about probably four turns.

Final Transcript
Jan 11, 2011 / 03:00PM GMT, VOXX - Q3 2011 Audiovox Corporation Earnings Conference Call

 Peter Mondejar - Tradelink Securities - Analyst

 I'm sorry, could you repeat that?

 Michael Stoehr - Audiovox Corporation - SVP, CFO

 Excuse me, I am saying our inventory, we have a seasonal nature in our inventory, and that the third quarter is usually the highest. We don't have any really -- any concentrated risk in one specific product. It's pretty well -- we're pretty well clean across the board.

 Peter Mondejar - Tradelink Securities - Analyst

 Okay, so no concerns there?

 Michael Stoehr - Audiovox Corporation - SVP, CFO

 No.

 Pat Lavelle - Audiovox Corporation - President, CEO

 Well, with the fact that we did not do -- normally coming out of the Christmas season the -- any inventory exposure we would have would most likely be related to a Black Friday promotion or something like that. And for the past two years, we have not participated in those Black Friday promotions because we were not convinced that the -- that particular selling season, that holiday season, was going to be strong. So at this particular point, our inventories are in good shape.

 Peter Mondejar - Tradelink Securities - Analyst

 Okay. Thank you.

 Pat Lavelle - Audiovox Corporation - President, CEO

 You're welcome.

Final Transcript
Jan 11, 2011 / 03:00PM GMT, VOXX - Q3 2011 Audiovox Corporation Earnings Conference Call

Operator

 And our next question comes from the line of Gary North of GS North Company.

 Gray North - GS North Company - Analyst

 Yes, congratulations on an excellent quarter in a challenging environment. I was just wondering on your Air Charger product, are you deciding to go directly to the OEMs because of the fact that they have strong interest in it? Or were you having problems getting the stand-alone device to work properly, so you are looking for some help?

 Pat Lavelle - Audiovox Corporation - President, CEO

 No the -- we have a pretty significant interest for this technology to extend battery life, and we believe that that might be the best application for the technology. And we are working closely with one of them, but we've obviously spoken to a number.

 Gray North - GS North Company - Analyst

 Okay. So you're going to go directly to using embedded devices as -- or you're going to sell the OEM's the stand alone charger, too?

 Pat Lavelle - Audiovox Corporation - President, CEO

 No it would -- we're -- what we're looking at now is embedded devices.

 Gray North - GS North Company - Analyst

 Okay. Good luck.

 Pat Lavelle - Audiovox Corporation - President, CEO

 Thank you.

Final Transcript
Jan 11, 2011 / 03:00PM GMT, VOXX - Q3 2011 Audiovox Corporation Earnings Conference Call

Operator

 We have a question from the line of Mike Neary from Neary Asset Management.

 Mike Neary - Neary Asset Management - Analyst

 Hi, guys. Can you talk a little bit about the backup camera market, how much business we do there now, and what the outlook is there?

 Pat Lavelle - Audiovox Corporation - President, CEO

 We normally don't break out our individual sales, but what we're looking at, we have a very active program with Kids In Cars, they endorse the Audiovox products. And as you know, this is a -- backup, rollover accidents are, besides being a tragedy, there's a number of them every year. The government has mandated in 2014 that a certain number of vehicles will have to be equipped with these cameras, so we see that the market will be advancing. We will see some growth in the market. And we plan to develop some products where we can actually add on to factory systems to give wider view angles. And again, the new technology we have that can distinguish between a pedestrian or a fixed object is something that we think is very interesting.

 Mike Neary - Neary Asset Management - Analyst

 Incrementally, how much of an increase in the market are you talking about?

 Pat Lavelle - Audiovox Corporation - President, CEO

 As far as what it does for our mobile sales or what it does for our--?

 Mike Neary - Neary Asset Management - Analyst

 Well, the 2014 mandate, how many autos will have to have backup cameras versus how many autos have to have backup cameras today or have--?

Final Transcript
Jan 11, 2011 / 03:00PM GMT, VOXX - Q3 2011 Audiovox Corporation Earnings Conference Call

 Pat Lavelle - Audiovox Corporation - President, CEO

 I think the mandate is calling for the SUV's and minivans, the bigger vehicles to have backup cameras. That's going to affect only the new car's population. But what we see in the aftermarket and what is traditional, many times when the factory starts to offer a product as a standard option, you will see near new vehicles that are in the aftermarket, you'll see a pickup in sales for those vehicles because they want to pick up that feature or that function of that new product. As far as what it will do to our rear observation sales, we think that we could be doubling our sales even this year with what we're doing.

 Mike Neary - Neary Asset Management - Analyst

 Great. Thanks very much.

 Pat Lavelle - Audiovox Corporation - President, CEO

 Thank you.

Operator

 And we have no further questions.

 Pat Lavelle - Audiovox Corporation - President, CEO

 Okay. If we have no further questions, once again, I'd like to wish everybody a happy and healthy new year. And we thank you for your support and look forward to speaking you -- to you in the days ahead. Thank you.

Operator

 Ladies and gentlemen, we thank you for your participation in today's conference. This concludes the presentation. You may now disconnect, and have a great day.

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